Joint Filer Information

Name:    Black Diamond Offshore Ltd.
Address:   2100 McKinney Avenue, Suite 1800
      Dallas, TX 75201
Designated Filer:  Carlson Capital, L.P.
Issuer:  Sunrise Senior Living, Inc.
Date of Event Requiring Statement:  January 9, 2012
Signature:

BLACK DIAMOND OFFSHORE LTD.

By:  Carlson Capital, LP, its investment manager

/s/ Clint D. Carlson
By:     Clint D. Carlson
Title:  President

Name:    Double Black Diamond Offshore Ltd.
Address:   2100 McKinney Avenue, Suite 1800
       Dallas, TX 75201
Designated Filer:  Carlson Capital, L.P.
Issuer:  Sunrise Senior Living, Inc.
Date of Event Requiring Statement:  January 9, 2012
Signature:

DOUBLE BLACK DIAMOND OFFSHORE LTD.

By:  Carlson Capital, LP, its investment manager

/s/ Clint D. Carlson
By:  Clint D. Carlson
Title:  President

Name:    Black Diamond Relative Value Offshore Ltd.
Address:   2100 McKinney Avenue, Suite 1800
       Dallas, TX 75201
Designated Filer:  Carlson Capital, L.P.
Issuer:  Sunrise Senior Living, Inc.
Date of Event Requiring Statement:  January 9, 2012
Signature:

BLACK DIAMOND RELATIVE VALUE OFFSHORE LTD.

By:  Carlson Capital, LP, its investment manager

/s/ Clint D. Carlson
By:     Clint D. Carlson
Title:  President

Name:  Asgard Investment Corp.
Address:   2100 McKinney Avenue, Suite 1800
    Dallas, TX 75201
Designated Filer:  Carlson Capital, L.P.
Issuer:  Sunrise Senior Living, Inc.
Date of Event Requiring Statement:  January 9, 2012
Signature:

ASGARD INVESTMENT CORP.

/s/ Clint D. Carlson
By:     Clint D. Carlson
Title:  President

Name:           Clint D. Carlson
Address:      2100 McKinney Avenue, Suite 1800
      Dallas, TX 75201
Designated Filer:  Carlson Capital, L.P.
Issuer:  Sunrise Senior Living, Inc.
Date of Event Requiring Statement:  January 9, 2012
Signature:

/s/ Clint D. Carlson
Clint D. Carlson